SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

POTLATCH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

This revised proxy material is being filed to correct an inadvertent error on a proxy card included in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2002. The proxy card omitted the boxes in which to indicate a vote with regard to Proposals 2 and 3.

Potlatch Corporation

601 West Riverside Ave., Suite 1100
Spokane, Washington 99201

April 18, 2002

Dear Potlatch Stockholder:

By now you should have received proxy materials in connection with the Annual Meeting of Stockholders of Potlatch Corporation, to be held on Wednesday, May 15, 2002.

Due to an error, some of the proxy cards initially distributed to stockholders omitted election boxes under Proposals 2 and 3.

For this reason, we ask that you please mark, sign, date and mail the enclosed corrected proxy card in the envelope provided even if you have already returned a Potlatch proxy card.

If you would like another proxy statement, have questions regarding any of the agenda items for the meeting, or need assistance voting your shares, you are encouraged to call D.F. King & Co., Inc., which is assisting Potlatch Corporation, toll-free on 1-800-714-3306.

Your vote is important to us, so please act promptly.

Sincerely,

Malcolm A. Ryerse
Corporate Secretary

PROXY
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POTLATCH CORPORATION
The undersigned hereby authorizes L. PENDLETON SIEGEL, RICHARD L. PAULSON and MALCOLM A. RYERSE, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Potlatch Corporation to be held on May 15, 2002, or at any adjournment thereof.
1.	ELECTION OF THREE DIRECTORS TO SERVE UNTIL THE 2005 ANNUAL MEETING OF STOCKHOLDERS:
☐    FOR all nominees listed below                                                           ☐    WITHHOLD AUTHORITY to vote
(except as marked to the contrary below)                                                    for all nominees listed below
(INSTRUCTION:    To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)
Jerome C. Knoll, Toni Rembe, William T. Weyerhaeuser

2.	AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO REDUCE SIZE RANGE OF THE BOARD OF DIRECTORS.
☐    FOR                                    ☐    AGAINST                                 ☐    ABSTAIN
3.	STOCKHOLDER PROPOSAL URGING PREPARATION OF A DIVIDEND POLICY REPORT.
☐    FOR                                    ☐    AGAINST                                 ☐    ABSTAIN
4.	RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITOR
☐    FOR                                    ☐    AGAINST                                 ☐    ABSTAIN
5.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

The Board of Directors unanimously recommends a vote FOR Proposals 1, 2 and 4, and AGAINST Proposal 3.

(Continued and to be signed on other side)

(Continued from other side)

This proxy will be voted as directed but if not otherwise directed, FOR Proposals 1, 2 and 4, and AGAINST Proposal 3.

By signing below, the undersigned certifies that:

(i)	there has been NO change in the beneficial ownership of shares of Common Stock covered hereby from and including March 1, 1998; and

(ii) there	has been a change in the beneficial ownership (such as a purchase) of shares of Common Stock since that date.

If no certification is made, it will be deemed for purposes of this proxy that there has been a change in the beneficial ownership of all shares of Common Stock covered hereby subsequent to March 1, 1998.

Dated:	, 2002

PLEASE DATE, SIGN AND RETURN
(Sign name exactly as imprinted hereon. For joint accounts, both owners should sign. In signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signer is a corporation, give full corporate name and sign by duly authorized officer, showing the officer’s title.)